Exhibit 4.17

SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of May 2, 2016, among those subsidiary guarantors listed on Annex A (the “New Subsidiary Guarantors”), each a subsidiary of PRIME SECURITY SERVICES BORROWER, LLC (or its successor), a limited liability company organized under the laws of Delaware (the “Company”), and PRIME FINANCE INC. (or its successor), a corporation incorporated under the laws of Delaware (the “Co-Issuer” and, together with the Company, the “Issuers”), the existing Subsidiary Guarantors and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as trustee and collateral agent under the indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS the Issuers, certain Subsidiary Guarantors and the Trustee have heretofore executed an indenture, dated as of May 2, 2016 (as amended, supplemented or otherwise modified, the “Indenture”), providing for the issuance of the Issuers’ 9.250% Second-Priority Senior Secured Notes due 2023 (the “Notes”), initially in the aggregate principal amount of $3,140,000,000;

WHEREAS Sections 4.11 and 12.07 of the Indenture provide that under certain circumstances the Issuers are required to cause the New Subsidiary Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Subsidiary Guarantors shall unconditionally guarantee all the Issuers’ Obligations under the Notes and the Indenture pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein; and

WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee and the Issuers are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantors, the Issuers and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “holders” in this Supplemental Indenture shall refer to the term “holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Section hereof.

2. Agreement to Guarantee. The New Subsidiary Guarantors hereby agree, jointly and severally with all existing Subsidiary Guarantors (if any), to unconditionally guarantee the Issuers’ Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article XII of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture.

3. Notices. All notices or other communications to the New Subsidiary Guarantors shall be given as provided in Section 13.02 of the Indenture.

4. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

5. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

6. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

7. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

8. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

[Remainder of page intentionally left blank.]

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Annex A

THE ADT CORPORATION

ADT CANADA HOLDINGS, INC.

ADT HOLDINGS, INC.

ADT US HOLDINGS, INC.

S2 MERGERSUB INC.

ADT INVESTMENTS, INC.

ADT LLC

ELECTRO SIGNAL LAB, INC.

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IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

PRIME SECURITY SERVICES BORROWER, LLC

By:	/s/ Timothy J. Whall
Name: Timothy J. Whall
Title: President

PRIME FINANCE INC.

By:	/s/ Timothy J. Whall
Name: Timothy J. Whall
Title: President

ASG INTERMEDIATE HOLDING CORP.

By:	/s/ Timothy J. Whall
Name: Timothy J. Whall
Title: President

ASG HOLDINGS LLC

By:	/s/ Timothy J. Whall
Name: Timothy J. Whall
Title: President

ALARM SECURITY GROUP LLC

By:	/s/ Timothy J. Whall
Name: Timothy J. Whall
Title: President

ABC SECURITY CORPORATION

By:	/s/ Timothy J. Whall
Name: Timothy J. Whall
Title: President

[Signature Page to Supplemental Indenture]

BRINKMAN SECURITY, INC.

By:	/s/ Timothy J. Whall
Name: Timothy J. Whall
Title: President

ASG GOVERNMENT SERVICES LLC

By:	/s/ Timothy J. Whall
Name: Timothy J. Whall
Title: President

NOLAN’S PROTECTION SYSTEMS, INC.

By:	/s/ Timothy J. Whall
Name: Timothy J. Whall
Title: President

PROTECTION HOLDINGS II, INC.

By:	/s/ Timothy J. Whall
Name: Timothy J. Whall
Title: President

PROTECTION ONE, INC.

By:	/s/ Timothy J. Whall
Name: Timothy J. Whall
Title: President

PROTECTION ONE ALARM MONITORING, INC.

By:	/s/ Timothy J. Whall
Name: Timothy J. Whall
Title: President

[Signature Page to Supplemental Indenture]

SECURITY MONITORING SERVICES, INC.

By:	/s/ Timothy J. Whall
Name: Timothy J. Whall
Title: Vice President

PROTECTION ONE SYSTEMS, INC.

By:	/s/ Timothy J. Whall
Name: Timothy J. Whall
Title: President

PROTECTION ONE DATA SERVICES, INC.

By:	/s/ Timothy J. Whall
Name: Timothy J. Whall
Title: President

PROTECTION ONE ALARM MONITORING OF MASS., INC.

By:	/s/ Timothy J. Whall
Name: Timothy J. Whall
Title: President

MONITAL SIGNAL CORPORATION

By:	/s/ Timothy J. Whall
Name: Timothy J. Whall
Title: President

THE ADT CORPORATION

By:	/s/ Timothy J. Whall
Name: Timothy J. Whall
Title: President

[Signature Page to Supplemental Indenture]

ADT CANADA HOLDINGS, INC.

By:	/s/ Timothy J. Whall
Name: Timothy J. Whall
Title: President

ADT HOLDINGS, INC.

By:	/s/ Timothy J. Whall
Name: Timothy J. Whall
Title: President

ADT US HOLDINGS, INC.

By:	/s/ Timothy J. Whall
Name: Timothy J. Whall
Title: President

S2 MERGERSUB INC.

By:	/s/ Timothy J. Whall
Name: Timothy J. Whall
Title: President

ADT INVESTMENTS, INC.

By:	/s/ Timothy J. Whall
Name: Timothy J. Whall
Title: President

ADT LLC

By:	/s/ Timothy J. Whall
Name: Timothy J. Whall
Title: President

[Signature Page to Supplemental Indenture]

ELECTRO SIGNAL LAB, INC.

By:	/s/ Timothy J. Whall
Name: Timothy J. Whall
Title: President

[Signature Page to Supplemental Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee and Collateral Agent

By:	/s/ Stefan Victory
Name: Stefan Victory
Title: Vice President

[Signature Page to Supplemental Indenture]